EXHIBIT 10.1

RiT TECHNOLOGIES LTD.

NOTICE OF 2005 ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

RiT TECHNOLOGIES LTD.

NOTICE OF 2005 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2005 Annual General Meeting of Shareholders (the "Annual General Meeting" or the "Meeting") of RiT Technologies Ltd. (the "Company") will be held on March 28, 2005 at 11:00 A.M. (Israel time), at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv 69719, Israel, for the following purposes:

1.

To elect five directors to the Board of Directors of the Company;

2.

To reappoint the Company's independent auditors, KPMG Somech Chaikin, and to authorize the  Board of Directors to delegate to its Audit Committee the authority to fix the remuneration of the auditors in accordance with the volume and nature of their services;

3.

To approve and ratify the compensation to be paid to the President and Chief Executive Officer of the Company;

4.

To approve and ratify certain transactions with related parties;

5.

To consider the consolidated financial statements of the Company for the year ended December 31, 2004; and

6.

To transact such other business as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on February 15, 2005 are entitled to notice of, and to vote at the Meeting. All shareholders are cordially invited to attend the Annual General Meeting in person.

Shareholders who are unable to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and to return it promptly in the pre-addressed envelope provided. No postage is required if mailed in the United States.  Shareholders who attend the Meeting may revoke their proxies and vote their shares in person.

Joint holders of shares should take note that, pursuant to Article 32(d) of the Articles of Association of the Company, the vote of the senior of joint holders of any shares who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other registered holder(s) of the shares, and for this purpose seniority will be determined by the order in which the names appear in the Company's Register of Members.

By Order of the Board of Directors,

/s/ Yehuda Zisapel

                                                                                                                         Yehuda Zisapel

Chairman of the Board of Directors

Dated: March 2, 2005

RiT TECHNOLOGIES LTD.

24 Raoul Wallenberg Street

Tel Aviv 69719, Israel

PROXY STATEMENT

This Proxy Statement is furnished to the holders of Ordinary Shares, NIS 0.1 nominal value (the "Ordinary Shares"), of RiT Technologies Ltd. ("RiT" or the "Company") in connection with the solicitation by the Board of Directors of proxies for use at the 2005 Annual General Meeting of Shareholders (the "Annual General Meeting" or the "Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual General Meeting of Shareholders.  The Meeting will be held on March 28, 2005 at 11:00 A.M. (Israel time), at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv 69719, Israel.

The agenda of the Annual General Meeting is as follows:

1.

To elect five directors to the Board of Directors of the Company;

2.

To reappoint the Company's independent auditors, KPMG Somech Chaikin, and to authorize the Board of Directors to delegate to its Audit Committee the authority to fix the remuneration of the auditors in accordance with the volume and nature of their services;

3.

To approve and ratify the compensation to be paid to the President and Chief Executive Officer of the Company;

4.

To approve and ratify certain transactions with related parties; and

5.

To consider the consolidated financial statements of the Company for the year ended December 31, 2004.

The Company currently is not aware of any other matters which will come before the Annual General Meeting.  If any other matters properly come before the Annual General Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

A form of proxy for use at the Meeting and a return envelope for the proxy are also enclosed.  Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meeting.  Unless otherwise indicated on the form of proxy, shares represented by any proxy in the enclosed form, if the proxy is properly executed and received by the Company not less than two hours prior to the time fixed for the Meeting, will be voted in favor of all the matters to be presented to the Meeting, as described above.  On all matters considered at the Annual General Meeting, abstentions and broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted in determining if a quorum is present.

Proxies for use at the Meeting are being solicited by the Board of Directors of the Company.  Only shareholders of record at the close of business on February 15, 2005 will be entitled to vote at the Annual General Meeting. Proxies are being mailed to shareholders on or about March 2, 2005, and will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact.  The Company will bear the cost for the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

The Company had outstanding on February 15, 2005, 14,265,674 Ordinary Shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting.  Two or more shareholders conferring in the aggregate 35% of the outstanding Ordinary Shares, present in person or by proxy and entitled to vote, will constitute a quorum at the Meeting.

BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 15, 2005, the number of shares owned beneficially by (i) all shareholders known to the Company to own beneficially more than 5% of the Company's shares, and (ii) all directors and officers as a group.

Name	Number of Ordinary Shares Owned Excluding Options and Warrants	Number of Ordinary Shares Beneficially Owned	Beneficially Owned as Percent of Total Shares as of February 15, 2005[1]
Yehuda Zisapel[2]	2,505,949	2,787,735	19.16%
Zohar Zisapel[3]	1,753,621	1,854,514	12.91%
Kern Capital Management LLC[4]	1,905,400	1,905,400	13.36%
Meir Barel[5]	895,686	905,686	6.34%
Austin W. Marxe and David M. Greenhouse[6]	2,214,300	2,767,875	18.68%
All directors and officers as a group (fourteen persons including Yehuda Zisapel)	3,409,875	4,489,578	29.26%

(1)

Based on 16,772,053 Ordinary Shares outstanding as of February 15, 2005, including warrants and any options granted under the Director's Share Incentive Plan or Key Employee Share Incentive Plan and exercisable within 60 days.

(2)

Includes 1,335,650 shares held of record by Retem Networks Ltd., of which Yehuda Zisapel is the beneficial owner.

(3)

Includes 430,571 shares and 100,893 warrants to purchase shares held of record by Lomsha Ltd., of which Zohar Zisapel is the beneficial owner.

(4)

Kern Capital Management LLC purchased our shares in public trading. The information is based on Schedule 13G filed by Kern Capital on February 14, 2005.

(5)

Based on Schedule 13G filed by Meir Barel with the U.S. Securities and Exchange Commission on January 31, 2005.

(6)

Based on Schedule 13G filed by Austin W. Marxe and David M. Greenhouse with the U.S. Securities and Exchange Commission on February 11, 2005.

ITEM 1 - ELECTION OF DIRECTORS

At the Annual General Meeting, shareholders will be asked to elect the following five directors to our Board of Directors to serve until the next Annual General Meeting or their earlier resignation or removal:

Yehuda Zisapel

Liam Galin

Zohar Gilon

Liora Katzenstein

Meir Barel

A brief biography of each director nominee is set forth below.

The following information is supplied with respect to each person recommended to be elected by the Board of Directors of the Company and is based upon the records of the Company and information furnished to it by the nominees.

Name	Principal Occupation or Employment with the Company	Age	Director Since	Percentage of Ordinary Shares Beneficially Owned as of February 15, 2005(3)
Yehuda Zisapel(1)	Founder and Director of RAD Data Communications Ltd.	62	1989	19.16%
Liam Galin(1)	President and CEO of the Company	37	2000	3.52%
Zohar Gilon(2)	Chief Executive Officer of Tamar Technology Ventures	57	1995	*
Liora Katzenstein(2)	President of Institute for the Study of Entrepreneurship and Management of Innovation	48	2003	*
Meir Barel	Principal Managing Partner of Star Ventures	54	2004	6.34%

_________________

*

less than one 1%

(1)

Member of the Share Incentive Committee.

 (2)

Member of Audit Committee of the Board of Directors.

 (3)

Includes options and warrants exercisable within 60 days as of February 15, 2005.

Mr. Yehuda Zisapel is a co-founder of the Company and has served as Chairman of the Board of the Company since its inception and is also a director of RiT Technologies, Inc. Mr. Zisapel is also a founder and a director of RAD Data Communications Ltd. ("RAD"), a leading worldwide data communications company headquartered in Israel, and of Bynet Data Communications Ltd. ("BYNET") and its subsidiaries. Mr. Zisapel also is Chairman of the Board of Directors of RADWARE Ltd., and a director of other companies belonging to the RAD-Bynet Group, including SILICOM Ltd., and several private companies. We have certain dealings with members of the RAD-BYNET Group.  Mr. Zisapel has a B.Sc. and an M.Sc. degrees in Electrical Engineering from the Technion, Israel Institute of Technology ("Technion") and an M.B.A. degree in Business Administration from Tel Aviv University. Messrs. Yehuda Zisapel and Zohar Zisapel are brothers.

Mr. Liam Galin joined the Company in June 1998 as Vice President of Research and Development.  In March 2000, Mr. Galin was appointed President and CEO and director of the Company and RiT Technologies, Inc.  Prior to joining the Company, Mr. Galin served in the Israeli Defense forces for nine years, as the head of a research and development department in the fields of data and telecommunications.  Mr. Galin holds B.Sc. and M.Sc. degrees in Electrical Engineering from Tel Aviv University.

Mr. Zohar Gilon has served as a Director since 1995.  He serves as Managing General Partner and Managing Director of Tamar Technologies Ventures, a venture capital fund investing in Israel and the U.S.  From 1993 until August 1995, he served as President of W.S.P. Capital Holdings Ltd., which provides investment banking and underwriting services in Israel and invests in real estate and high-technology investments in Israel and abroad.  Mr. Gilon  serves as a director of other public companies, namely Ceragon Ltd., Radcom Ltd. and RIT Technologies Ltd., and several private companies.  Mr. Gilon is also a private investor in numerous high-technology companies, including affiliates of ours in Israel. He holds a B.Sc. degree in electrical engineering from the Technion and an M.B.A. degree from Tel Aviv University.

Prof. Liora Katzenstein became a director of RiT as of February 15, 2003. Prof. Katzenstein divides her time between the worlds of business and academy. Her experience as Associate Dean of TISOM (Tel Aviv International School of Management), a private international business school in Tel Aviv, led directly to her initiative in bringing Swinburne University of Technology's renowned Entrepreneurship and Innovation program to Israel in the framework of ISEMI (Institute for the Study of Entrepreneurship and Management of Innovation), where she serves as Founder and President since 1996. As one of the pioneers of entrepreneurial education in Israel, she has published many articles and lectured on this and related subjects at most of Israel's prestigious universities and management institutions, as well as at major public organizations and private technology based corporations. She holds an MALD degree in Law and Diplomacy from Tufts University, Boston, a Visiting Doctoral Scholarship at the Harvard Graduate School of Business Administration and a Ph.D. degree in International Economics from the University of Geneva.  In addition, Prof. Katzenstein is a member of the Board of Directors of several companies including Clal Industries & Investments, Discount Issuers Ltd., Bezeq Globe, Amanet, RADWare and RADVision (the latter two companies are part of the RAD BYNET Group).

Dr. Meir Barel has been a Director since February 2, 2004.  Dr. Barel, the principal managing partner of STAR Ventures, has been active for more than eighteen years in venture capital investments in Israel, the United States, Germany and other European countries. From 1986 until 1992, Dr. Barel served as investment manager and later managing partner of TVM Techno Venture Management GmbH & Co. KG, one of the largest venture capital companies in Germany. Dr. Barel established STAR at the beginning of 1992 with the objective of actively investing in Israel-related companies. Since then, STAR has made more than 170 investments and had over 50 exits in the form of IPO or sale to other corporations. Dr. Barel holds a master's degree and a doctorate (Dr.-Ing.) in electrical engineering from the Department of Data Communication at the Technical University in Aachen, Germany.

It is proposed that at the Annual General Meeting the following Resolutions be adopted:

“RESOLVED, that Yehuda Zisapel be elected to the Board of Directors effective immediately;"

"RESOLVED, that Liam Galin be elected to the Board of Directors effective immediately;"

"RESOLVED, that Zohar Gilon be elected to the Board of Directors effective immediately;"

"RESOLVED, that Liora Katzenstein be elected to the Board of Directors effective immediately;" and

"RESOLVED, that Meir Barel be elected to the Board of Directors effective immediately."

Approval of this matter will require the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter.

The Board of Directors recommends that the shareholders vote FOR approval of the election of the above-mentioned nominees.

Outside Directors Continuing in Office

Israeli companies whose shares are listed for trading on a stock exchange or have been offered to the public are required by the Israel Companies Law, 5759-1999 (the “Companies Law”) to appoint at least two Outside Directors. To qualify as an Outside Director, an individual may not have, and may not have had at any time during the previous two years, any affiliations with the company or its affiliates, as such terms are defined in the Companies Law. In addition, no individual may serve as an Outside Director if the individual’s position or other activities create or may create a conflict of interest with his or her role as an Outside Director. For a period of two years from termination from office, a former Outside Director may not serve as a Director or employee of the company or provide professional services to the company for consideration. The Outside Directors must be elected by the shareholders. The term of an Outside Director is three years and may be extended for an additional three years. All of the Outside Directors of a company must be members of its audit committee, and each other committee of a company’s board of directors empowered with powers of the board of directors is required to include at least one Outside Director.

Our Outside Directors are Mr. Israel Frieder and Mr. Hagen Hultzch were re-elected for an additional term of three years on December 2004 Accordingly, they continue in office until December 2007.

ITEM 2 - REAPPOINTMENT OF AUDITORS

KPMG Somech Chaikin, Certified Public Accountants (Israel), was nominated by the Board of Directors of the Company and the Audit Committee thereof for reappointment as independent auditors of the Company until the Company’s next annual meeting of shareholders. KPMG Somech Chaikin has no relationship with the Company or with any affiliate of the Company except as auditors and, to a limited extent, as tax consultants. The Board of Directors and the Audit Committee thereof believe that such limited non-audit function does not affect the independence of KPMG Somech Chaikin.

At the Annual General Meeting, the shareholders will be asked to approve the re-appointment of KPMG Somech Chaikin as our independent auditors and to authorize the Board of Directors to delegate to its Audit Committee the authority to fix the compensation of the auditors.

It is proposed that at the Annual General Meeting the following Resolution be adopted:

"RESOLVED, that the Company's auditors, KPMG Somech Chaikin be, and they hereby are, appointed as auditors of the Company until the Company’s next annual meeting of shareholders, and that the Board of Directors be, and it hereby is, authorized to delegate the authority to fix the compensation of the auditors to the Audit Committee thereof."

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting in person or by proxy and voting thereon is required to approve this proposed Resolution.

The Board of Directors recommends a vote FOR approval of this proposed Resolution.

ITEM 3 - APPROVAL OF COMPENSATION

OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Company's success depends to a significant extent on the performance of its President and Chief Executive Officer, Mr. Liam Galin.  In recognition of the importance of Mr. Liam Galin to the Company, the Audit Committee and the Board of Directors (with Mr. Liam Galin abstaining) have approved, subject to the approval of the shareholders of the Company, the cash compensation and grant of options to  Mr. Liam Galin.

The approval of the shareholders of the Company is required under the Companies Law because Mr. Liam Galin is also a director of the Company.

It is proposed that at the Annual General Meeting the following Resolution be adopted:

"RESOLVED, that the cash compensation and the grant of options, of the President and Chief Executive Officer in the amounts approved by the Audit Committee and the Board of Directors be, and the same hereby are, approved."

The Board of Directors recommends a vote FOR approval of the proposed Resolution.  Since Mr. Liam Galin has an interest in the foregoing proposed resolution, he refrains from making a recommendation with respect to such resolution.

ITEM 4 – APPROVAL AND RATIFICATION OF TRANSACTIONS WITH CERTAIN RELATED PARTIES

Mr. Yehuda Zisapel and Mr. Zohar Zisapel are founders and principal shareholders of the Company. Mr. Yehuda Zisapel is a director of the Company and Mr. Zohar Zisapel was a director until December 1, 2003. They are also the founders, directors and principal shareholders of several other companies which, together with the Company and their respective subsidiaries and affiliates, are known as the RAD-BYNET Group.  The Company has entered into certain transactions with members of the RAD-BYNET Group, as follows:

1.

The rental of an aggregate of 25,758 square feet of office, manufacturing and warehousing premises in Tel Aviv from Zisapel Properties (1992) Ltd., and Klil and Michael Properties (1992) Ltd., (affiliates of Yehuda Zisapel and Zohar Zisapel, respectively); and

2.

The rental by RiT Technologies Inc. of 606 square feet of office premises in Mahwah, New Jersey from RAD Data Communications Inc. (“RAD” Inc.”) and the receipt of various administrative services from RAD Inc., and;

3.

The provision of personnel and administrative services to the Company by RAD Data Communications Ltd. (“RAD”) and/or Bynet Data Communications Ltd. (“Bynet”) and the reimbursement to RAD and/or Bynet for their providing such services and;

4.

Arrangement between the Company and Bynet Systems Applications Ltd. (“Bynet Applications”) according to which Bynet Applications will market on a non-exclusive basis certain products of the Company in Israel.

The approval and ratification of the shareholders of the Company of the said transactions may be required under the Companies Law because Mr. Yehuda Zisapel and Mr. Zohar Zisapel may be deemed together to be controlling shareholders and have an interest in the said transactions.

We believe that the terms of these transactions are beneficial to us and generally no less favorable to us than the terms which might be available to us from unaffiliated third parties.

It is proposed that at the Annual General Meeting the following Resolution be adopted:

"RESOLVED, that the  transactions with interested parties described in the Company’s Proxy Statement are hereby approved and ratified in all respects; including any amendments,  supplements and extensions thereto that do not materially increase the obligations of the Company and that are approved by the Audit Committee and Board of Directors of the Company.”

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the meeting in person or by proxy and voting on the matter is required for the approval thereof.  However, since Yehuda Zisapel and Zohar Zisapel, who together own approximately 25% of the Ordinary Shares, may be deemed to be controlling shareholders, a special majority vote will be required for the approval of this matter. Accordingly, in accordance with the provisions of the Companies Law, this resolution will be approved only if (i) the shares voted in favor of the above resolution include at least one-third of the shares voted by shareholders who do not have a personal interest in approval of the said transactions or (ii) the total number of shares voted against such matter does not exceed 1% of the Company’s outstanding shares For this purpose, all shareholders are asked to indicate on the enclosed proxy card whether or not they have a personal interest in this matter.  Under the Companies Law, a “personal interest” of a shareholder (i) includes an interest of any members of the shareholder’s immediate family (or spouses thereof) or an interest of a company with respect to which the shareholder (or such a family member thereof) serves as a director or the CEO, owns at least 5% of the shares or has the right to appoint a director or the CEO and (ii) excludes an interest arising solely from the ownership of our ordinary shares. Yehuda Zisapel and Zohar Zisapel are deemed to have a personal interest in this resolution.

The Board of Directors recommends a vote FOR approval of the proposed Resolution. Since Mr. Yehuda Zisapel has an interest in the foregoing proposed resolution, he refrains from making a recommendation with respect to such resolution.

ITEM 5 - CONSIDERATION OF THE FINANCIAL STATEMENTS

At the Annual General Meeting, the consolidated financial statements of the Company for the fiscal year ended December 31, 2004 will be presented for discussion, as required by the Companies Law.

This item will not involve a vote of the shareholders.

OTHER BUSINESS

Management knows of no other business to be transacted at the meeting; but, if any other matters are properly presented to the meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Yehuda Zisapel

      Yehuda Zisapel

Chairman of the Board of Directors

Dated: March 2, 2005

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